Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-800-321-6064

Nationwide Destination℠ Navigator Annuity

Nationwide Destination is a service mark of Nationwide Mutual Insurance Company

Application for

Individual Flexible Purchase Payment Variable Deferred Annuity

Minimum Initial Purchase Payment of $10,000 for Non- Qualified and CRTs; $3,000 for Qualified

DC, IA, NH, NV, and WA: The Federal Defense of Marriage Act states that neither civil union partners, domestic partners, nor same gender married couples are considered married under federal law. Therefore the favorable tax treatment provided by federal tax law to a surviving spouse is NOT available to a surviving civil union partner, surviving domestic partner, or the surviving spouse of a same gender married couple. For information regarding federal tax laws please consult a tax advisor.

1. Parties to the Contract

Please print.

1 a. Contract Owner

First Name: ______ MI: ____ Last Name: ______

Employer/Trust Name (if applicable): ______

(Additional forms required. See the New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: ( )

1 b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Limited to spouses, except in HI.)*
☐ Contingent Owner *(Available only with Non-Quali! ed Contracts.)*

First Name: ______ MI: ____ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1 c. Annuitant *Complete only if di" erent from Contract Owner. (Annuitant must be age 85 or*

First Name: ______ MI: ____ Last Name: ______

Relationship to Contract Owner: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: ( )

1 d. Spousal Protection/Co-Annuitant *No added charge, part of the death bene! t.* ***Not available with CRTs (Charitable Remainder Trust).*** *Must be age 85 or younger. With Spousal Protection, both spouses will automatically be Primary Bene! ciaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.*

☐ Same as Joint Owner

First Name: ______ MI: ____ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1e. Contingent Annuitant *(Must be age 85 or*

First Name: ________ MI: ___ Last Name: ________

Date of Birth: ________ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ________

Address: ☐ Same address as owner Street: ________

City: ________ State: ________ ZIP: ________

1g. Beneficiaries *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your beneficiaries social security numbers (SSN) will help expedite beneficiary claims and will ensure that Nationwide can properly identify your beneficiaries.*

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be primary beneficiaries. Instead only provide your contingent beneficiaries.

By designating your spouse as a primary beneficiary AND not completing Spousal Protection/Co-Annuitant [illegible]

Protection feature, please check the box below.

☐ I do not wish to add the Spousal Protection feature to my contract.

Primary Beneficiaries ☐ Pay all Primary Beneficiaries equally

Legal First Name: ________ MI: ___ Last Name: ________

Relationship to Annuitant: ________ Allocation (whole % only): ___ %

SSN #: ________ Sex: ☐ M ☐ F Date of Birth: ________

Address: ☐ Same address as owner Street: ________

City: ________ State: ________ ZIP: ________

Legal First Name: ________ MI: ___ Last Name: ________

Relationship to Annuitant: ________ Allocation (whole % only): ___ %

SSN #: ________ Sex: ☐ M ☐ F Date of Birth: ________

Address: ☐ Same address as owner Street: ________

City: ________ State: ________ ZIP: ________

Contingent Beneficiaries ☐ Pay all Contingent Beneficiaries equally

Legal First Name: ________ MI: ___ Last Name: ________

Relationship to Annuitant: ________ Allocation (whole % only): ___ %

SSN #: ________ Sex: ☐ M ☐ F Date of Birth: ________

Address: ☐ Same address as owner Street: ________

City: ________ State: ________ ZIP: ________

Legal First Name: ________ MI: ___ Last Name: ________

Relationship to Annuitant: ________ Allocation (whole % only): ___ %

SSN #: ________ Sex: ☐ M ☐ F Date of Birth: ________

Address: ☐ Same address as owner Street: ________

City: ________ State: ________ ZIP: ________

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified

☐ Beneficially Owned Non-Qualified*

☐ CRT* (Charitable Remainder Trust)

☐ Traditional IRA – Tax Year: ______

☐ Beneficially Owned/Inherited IRA*

☐ Custodial Owned IRA

☐ Roth IRA – Tax Year: ______ Tax Year Roth IRA started: ______

☐ Beneficially Owned/Inherited Roth IRA*

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401 (k)*

☐ 401 (a)* (Investment Only)

** Additional forms required.*

2b. Purchase

Payment Approximate ______ **($10,000 initial minimum for Non-Qualified contract types and $3,000 initial minimum for Qualified contract types.)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

2d. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. I elect: ☐ The Nationwide Lifetime Income Rider® (L.inc)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85. If L.inc is elected, the Fixed Account is only available as the originating account for Dollar Cost Averaging for L.inc.

Dollar Cost Averaging (DCA) for L.inc

☐ **6-Month Enhanced DCA** ☐ **12-Month Enhanced DCA**

*If neither box is checked DCA will **not** be established.*

Select one or more funds from Box A, or one model from Box B.

A *Whole percentages only. Must add up to 100%.*

%	Fund
%	American Funds NVIT Asset Allocation Fund
%	Fidelity VIP Freedom 2010 Portfolio
%	Fidelity VIP Freedom 2020 Portfolio
%	NVIT Cardinal℠ Conservative Fund
%	NVIT Cardinal℠ Moderately Conservative Fund
%	NVIT Cardinal℠ Balanced Fund
%	NVIT Cardinal℠ Moderate Fund
%	NVIT Cardinal℠ Capital Appreciation Fund
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Balanced Fund
%	NVIT Investor Dest. Moderate Fund
%	NVIT Investor Dest. Capital Appreciation Fund
= 100%	

To elect asset rebalancing, please complete section 4a.

or

B *Elect **one** option only. **100%** of the variable money in the contract will be allocated to option elected.*

☐ American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)

☐ Nationwide Custom Portfolio

⚠ Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.

Please check the box which best describes your anticipated use of this bene! t.

☐ Immediately ☐ In _____ years ☐ Not Sure

⚠ **If** you want to begin immediate income, you must complete the L.inc Administrative form in the New Business Enrollment Packet.

3b. Spousal Continuation Option

*By electing the Spousal Continuation Bene! t, you are accepting additional charges and naming your spouse as a Joint Determining Life (Spouse must be between the age of 45 and 85). This bene! t will allow the income from L.inc to continue to the Joint Determining Life after the death of the Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. **Not available with CRT (Charitable Remainder Trust) contracts.***

☐ **Spousal Continuation Bene! t** ☐ **Same as Co-Annuitant**

First Name: ______ MI: ____ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______ – ______

3c. Death Benefits *If a death bene! t option is not elected, we will default to the Standard Death Benefit.*

I elect *(choose only **one**)*:
- ☐ Standard Death Benefit
- ☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 80 or younger.)*
- ☐ One-Month Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*
- ☐ Combination Enhanced Death Benefit - Greater of One-Year/5% Interest *(Annuitant/Co Annuitant, age 75 or younger.)* ***Not available in WA.***

3d. Liquidity Option (4 Year CDSC Option) ***Not available with the Extra Value Option*** ☐ I elect: Liquidity Option

3f. Beneficiary Protector II ***Not available in ND or WA.*** I elect: ☐ Beneficiary Protector II *(Annuitant/Co-Annuitant, age 75 or younger.)*

3h. Extra Value ***Not available with the Liquidity Option.*** *The Fixed Account is only available as the originating account for Enhanced Dollar Cost Averaging.*

I elect *(choose only **one**)*: ☐ 3% Extra Value ☐ 4% Extra Value ☐ 5% Extra Value

4. Investment Options

4a. Asset Rebalancing *The contract value, excluding amounts in any !xed account, will be rebalanced based on the variable fund purchase payment allocations elected on the application at the frequency selected below unless subsequently changed.*

☐ Quarterly ☐ Semi-Annually ☐ Annually

4b. Dollar Cost Averaging (DCA) – DCA these allocations from: *(Choose only one Option.)*

Do not complete this section if you selected DCA for L.inc in section 3a. If you elect L.inc, you must make your DCA election in section 3a.

- ☐ 6-month Enhanced
- ☐ 12-month Enhanced
- ☐ Interest Averaging Monthly ***Not available with L.inc or Extra Value***
- ☐ Standard Account Monthly: Dollar Amount to DCA $______ ***Not available with L.inc***

(Choose only one fund.)

- ☐ Fixed Account ***Not available with Extra Value****
- ☐ NVIT Government Bond Fund
- ☐ NVIT Investor Destinations Conservative Fund
- ☐ NVIT Money Market Fund
- ☐ Fidelity VIP Investment Grade Bond Portfolio
- ☐ Neuberger Berman Advisers Management Trust AMT Short Duration Bond Portfolio

****If you elected an Extra Value option, the Fixed Account is only available as the originating account for Enhanced DCA programs.***

4c. Purchase Payment Allocation and Disclosures

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

AllianceBernstein Variable Products Series Fund, Inc.
- % AllianceBernstein VPS Small/Mid Cap Value Portfolio

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund

American Century Variable Portfolios II, Inc.
- % American Century VP In" ation Protection Fund

BlackRock Variable Series Funds, Inc.
- % BlackRock Global Allocation V.I. Fund

Dreyfus
- % Dreyfus IP Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus VIF Appreciation Portfolio

Fidelity Variable Insurance Products Fund
- % Fidelity VIP Energy Portfolio*
- % Fidelity VIP Equity-Income Portfolio
- % Fidelity VIP Freedom 2010 Portfolio
- % Fidelity VIP Freedom 2020 Portfolio
- % Fidelity VIP Freedom 2030 Portfolio
- % Fidelity VIP Growth Portfolio
- % Fidelity VIP Investment Grade Bond Portfolio
- % Fidelity VIP Mid Cap Portfolio
- % Fidelity VIP Overseas Portfolio*

Franklin Templeton Variable Insurance Products Trust
- % Franklin Templeton VIPT Founding Funds Allocation Fund
- % Franklin Templeton VIPT Global Bond Securities Fund*
- % Franklin Templeton VIPT Income Securities Fund
- % Franklin VIPT Small Cap Value Securities Fund

Huntington Variable Annuity Funds
- % Huntington VA International Equity Fund
- % Huntington VA Situs Fund

Invesco Variable Insurance Funds
- % Invesco V.I. Capital Development Fund

Ivy Funds Variable Insurance Portfolios, Inc.
- % Ivy Funds VIP Asset Strategy

Janus Aspen Series
- % Janus Aspen Series Forty Portfolio
- % Janus Aspen Series Global Technology Portfolio*
- % Janus Aspen Series Overseas Portfolio*

MFS® Variable Insurance Trust
- % MFS VIT Value Series

MFS® Variable Insurance Trust II
- % MFS VIT International Value Portfolio

Nationwide Variable Insurance Trust (NVIT)
- % American Century NVIT Multi Cap Value Fund
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Gartmore NVIT International Equity Fund*
- % Gartmore NVIT Worldwide Leaders Fund*
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal[SM] Aggressive Fund
- % NVIT Cardinal[SM] Balanced Fund
- % NVIT Cardinal[SM] Capital Appreciation Fund
- % NVIT Cardinal[SM] Conservative Fund
- % NVIT Cardinal[SM] Moderate Fund
- % NVIT Cardinal[SM] Moderately Aggressive Fund
- % NVIT Cardinal[SM] Moderately Conservative Fund
- % NVIT Core Bond Fund
- % NVIT Core Plus Bond Fund
- % NVIT Emerging Markets Fund*
- % NVIT Government Bond Fund
- % NVIT International Index Fund*
- % NVIT Investor Dest. Aggressive Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager International Growth Fund*
- % NVIT Multi-Manager International Value Fund*
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Growth Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Multi Sector Bond Fund
- % NVIT Nationwide Fund
- % NVIT Real Estate Fund
- % NVIT Short Term Bond Fund
- % Oppenheimer NVIT Large Cap Growth Fund
- % Templeton NVIT International Value Fund*
- % Van Kampen NVIT Comstock Value Fund

Neuberger Berman Advisers Management Trust
- % Neuberger Berman AMT Short Duration Bond Portfolio

Oppenheimer Variable Account Funds
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer Main Street® Fund/VA
- % Oppenheimer Main Street® Small Cap Fund/VA

PIMCO Variable Insurance Trust
- % PIMCO VIT Foreign Bond Portfolio (unhedged)
- % PIMCO VIT Low Duration Portfolio

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Health Sciences Portfolio

Van Eck VIPT
- % Van Eck VIPT Global Hard Assets Fund*

Wells Fargo Advantage Variable Trust
- % Wells Fargo Advantage VT Small Cap Growth Fund

Nationwide Life Insurance Company
- % Fixed Account

If you elect Linc or an Extra Value Option, the Fixed Account is only available as the originating account for the applicable Dollar Cost Averaging programs.

Total fund allocations must equal 100%.

5. State Disclosures

Notice to MN, ND, SC and SD Residents Only: Annuity payments, death bene! ts, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the " uctuations in the net investment factor and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance bene! ts.

Notice to MA Residents Only: You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to OK Residents Only: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

Notice to RI Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or bene! t or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐ Yes ☐ No Do you have existing life insurance or annuity contracts?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

If you answered "yes" to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or specific replacement forms.

6b. Disclosure and Signatures

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to o' er bene! ts to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any bene! ts under this contact to a corporate entity or institutional investor.

My signature below represents that the annuitant I am naming to this contract has not been diagnosed with or had any indication of an illness which is expected to result in death within 12 months.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Must Sign Here: X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

On this page, the Registered Representative MUST provide his or her information.
Please submit all pages of the application.

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

7b. Primary Registered Representative Information *(Please print.)*

First Name: MI: Last Name:

O+ ce Street Address:

City: State: ZIP:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date:

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

8b. Additional Registered Representative Information *(Please print.)*

First Name: MI: Last Name:

O+ ce Street Address:

City: State: ZIP:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date: